UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 15, 2009

ManTech International Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-49604	22-1852179
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12015 Lee Jackson Highway, Fairfax, VA	22033
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 218-6000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	On September 9, 2009, Mr. Thomas Mitchell informed ManTech International Corporation (the “Company”) that he would retire from his role as president of one of the Company’s business units. The effective date of the retirement will be September 18, 2009.

On September 14, 2009, the Company announced the appointment of Mr. L. William (“Bill”) Varner to succeed Mr. Mitchell and to become the President of the Company’s Mission, Cyber & Technologies Solutions Group. Mr. Varner is joining ManTech International Corporation from Northrop Grumman TASC, where he was the Vice President, Corporate Officer, and Executive Director of the Intelligence Operating Unit, a unit of 1,000 employees delivering leading edge and innovative technical solutions and operations support to the Defense and Intelligence Communities. Mr. Varner’s distinguished career at TASC spanned over 30 years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ManTech International Corporation

Date: September 15, 2009	By:	/s/ Kevin M. Phillips
Kevin M. Phillips
Chief Financial Officer